Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 16, 2008, relating to the financial statements of T. Rowe Price Global Real Estate Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 16, 2008